Exhibit 99.1

CONTACT:
William E. Koziel
Chief Financial Officer
(847) 597-8803

FOR IMMEDIATE RELEASE
---------------------

    Cosi, Inc. Reports Sales Growth for the 2007 Fourth Quarter and Full Year

DEERFIELD, Ill., January 16, 2008 -- Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported total revenues for the 2007 fourth quarter grew 5.2% to $33,432,200 from $31,782,800 in the 2006 quarter. Company-owned net restaurant revenues grew 4.4% in the quarter to $32,825,700, compared to $31,445,900 in the previous year's quarter. Franchise fees and royalty revenues contributed $606,500 compared to $336,900 in the 2006 quarter. System-wide comparable restaurant sales for the 2007 fourth quarter as measured for restaurants in operation for more than 15 months recorded an aggregate 2.1% increase over the 2006 fourth quarter. The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

                              For the 13 weeks ended
                                 December 31, 2007
                                 -----------------
      Company-owned                     1.3%
      Franchise-operated               12.0%
      Total System                      2.1%

Revenues for the 2007 full year grew 8.5% to $137,672,200 from $126,888,300 in 2006. Company-owned net restaurant revenues grew 7.6% in 2007 to $135,617,400, compared to $126,038,300 in the previous year. Franchise fees and royalty revenues contributed $2,054,900 compared to $850,000 in 2006. For the 2007 full year, system-wide comparable restaurant sales recorded an aggregate 1.4% increase over the previous year broken down between Company-owned and franchise-operated restaurants as follows:

                              For the fiscal year ended
                                  December 31, 2007
                                  -----------------

      Company-owned                     0.2%
      Franchise-operated               16.4%
      Total System                      1.4%

"The increase in total revenues and continued improvement in system-wide comparable sales further validates the collaborative work that has been underway with our franchise partners to drive revenue growth, execute more effectively across our system and continue improving the guests' experience" said James Hyatt, President and Chief Executive Officer. "We remain focused on the key drivers of Cosi's long-term success: driving sales and operating margin improvements, franchise recruitment and development and Company-owned restaurant development."

Company-owned comparable sales are based on sales from restaurants that have been open more than 15 months. Franchise-operated comparable sales are based on sales, as reported by franchisees, from restaurants that have been open more than 15 months.

Franchise-operated and system-wide comparable restaurant sales percentages are non-GAAP measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP and may not be comparable to system-wide sales as defined or used by other companies. Cosi does not record franchise-operated sales as revenues. However, Cosi's royalty revenues are calculated based on a percentage of franchise-operated restaurant sales. Management believes franchise-operated and system-wide comparable sales information is useful in assessing consumer acceptance of the Company's brand, facilitates an understanding of financial performance and overall sales trends, helps the Company understand the effectiveness of marketing initiatives to which our franchisees contribute based on a percentage of their sales, and provides information that is relevant for comparison within the industry.

Development Update
As of December 31, 2007, there were 107 Company-owned restaurants and 34 franchise-operated restaurants. During the fourth quarter, Cosi opened one Company-owned location in Stamford, Connecticut and closed one underperforming Company-owned location in Baltimore, Maryland. Cosi franchisees opened seven locations during the fourth quarter including our second international location in Dubai. Two additional franchise locations opened after the end of our fiscal year.

About Cosi, Inc.
Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 107 Company-owned and 36 franchise restaurants operating in nineteen states, the District of Columbia and Dubai. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi", "Cosi w/hearth design", "Simply Good Tastes" and related marks are registered trademarks of Cosi, Inc.
Copyright (C) 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

         Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.